UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2006
HARRIS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, FL	32919

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100
No Change
(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      On October 27, 2006, the Board of Directors (the “Board”) of Harris Corporation (“Harris” or the “Company”) approved and adopted, and Harris and Howard L. Lance thereafter entered into, a Supplemental Pension Plan for Howard L. Lance (the “SPP”). The Board was advised by an independent compensation consultant and acted upon the recommendation of the Management Development and Compensation Committee of the Board, and the SPP was approved and adopted by a vote of the independent members of the Board. Mr. Lance is the only non-independent member of the Board and is Harris’ Chairman, President and Chief Executive Officer. Harris does not have a pension plan for executives and the SPP is intended to provide Mr. Lance certain benefits in order to retain and further motivate him and to be a part of a competitive overall compensation and benefits package. The summary description of the SPP contained in this Current Report on Form 8-K is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of the SPP, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

      Retirement at or After Age 60. If Mr. Lance retires at or after the date he attains age 60 (December 15, 2015), then he will receive a benefit, calculated as a single life annuity for his life, equal to 50% of the sum of his most recent annual base salary as of his termination date plus his most recent annual cash incentive as of his termination date (payable at target) (such sum, his “Final Pay”), minus the Offset Amount (as defined below). The offset amount is an amount, calculated as a single life annuity for Mr. Lance’s life, which is the actuarial equivalent of certain other benefits to which Mr. Lance may be entitled under the Harris Corporation Retirement Plan attributable to employer contributions and earnings thereon, the Harris Corporation Supplemental Executive Retirement Plan attributable to employer contributions and earnings thereon, the Social Security Act, and certain benefit plans of Emerson Electric Co. (one of Mr. Lance’s prior employers), in each case determined as of Mr. Lance’s termination date and converted on an actuarially equivalent basis to a single life annuity payable for Mr. Lance’s life commencing on the benefit commencement date under the SPP (the “Offset Amount”).

      Early Retirement. Mr. Lance will become eligible for the early retirement benefit on the date he has attained age 55 and accrued 10 years of credited service. Although Mr. Lance will attain age 55 on December 15, 2010, he will not have accrued 10 years of credited service until January 5, 2013 (the “Early Retirement Eligibility Date”). If Mr. Lance retires on or after the Early Retirement Eligibility Date, but before the date he attains age 60 (December 15, 2015), then he will receive a benefit, calculated as a single life annuity for his life, equal to 50% of his Final Pay, multiplied by a percentage equal to 100% minus 0.5% for each month by which the benefit commencement date under the SPP precedes the date Mr. Lance would have attained age 60 (such percentage, the “Early Retirement Factor”), and then further reduced by the Offset Amount.

      Termination Without Cause or for Good Reason Prior to the Early Retirement Eligibility Date. If before the Early Retirement Eligibility Date Mr. Lance is terminated without Cause (which, as provided in the SPP, is defined in the Letter Agreement, dated as of December 3, 2004, by and between Harris and Mr. Lance (the “Letter Agreement”)) or terminates for Good Reason (which, as provided in the SPP, is defined in the Letter Agreement), then he will receive a benefit, calculated as a single life annuity for his life, equal to his Final Pay, times the product of 4% times his years of credited service as of his termination date plus 2 additional years of credited service, with the result multiplied by the Early Retirement Factor (determined based on the benefit commencement date of the second anniversary of his actual termination date), and then further reduced by the Offset Amount. Under no circumstances shall such benefit, prior to application of the Early Retirement Factor and subtraction of the Offset Amount, exceed 50% of his Final Pay.

      Disability. If Mr. Lance becomes disabled before the Early Retirement Eligibility Date, then he will receive a benefit, calculated as a single life annuity for his life, equal to his Final Pay, times the product of 4% times his years of credited service as of his termination date, with the result multiplied by the Early Retirement Factor, and then further reduced by the Offset Amount as well as by payments under certain other long-term disability plans. If Mr. Lance becomes disabled after the Early Retirement Eligibility Date, then the amount of the benefit he receives shall be determined as in the case of retirement at or after age 60 or early retirement, as applicable, subject to additional offset for amounts paid under certain other long-term disability plans. Under no circumstances shall such benefit payable in the event Mr. Lance becomes disabled, prior to application of the Early Retirement Factor and subtraction of the Offset Amount, exceed 50% of his Final Pay.

      Death. If Mr. Lance dies before the benefit commencement date under the SPP, then no benefit shall be paid to any person or entity under the SPP. If Mr. Lance dies after the benefit commencement date under the SPP, then the benefit payable under the SPP, if any, after his death shall be determined by the form of payment that was in force on his date of death.

      Resignation or Termination for Cause Prior the Early Retirement Eligibility Date. If before the Early Retirement Eligibility Date Mr. Lance resigns or is terminated for Cause, then no benefit shall be paid to any person or entity under the SPP.

      Change in Control. If (i) Harris undergoes a change in control (which, as provided in the SPP, is defined in the Executive Severance Agreement, dated as of January 20, 2003, by and between Harris and Mr. Lance (the “Executive Severance Agreement”)) and (ii) Mr. Lance terminates employment under the circumstances that entitle him to benefits under Section 3 of the Executive Severance Agreement, then he will receive a benefit, calculated as a single life annuity for his life, equal to his Final Pay, times the product of 4% times his years of credited service as of his termination date plus 3 additional years of credited service, with the result multiplied by the Early Retirement Factor, provided that the Early Retirement Factor shall be applied if and only if the change in control occurs before he attains age 54 (December 15, 2009), and then further reduced by the Offset Amount. Under no circumstances shall such benefit, prior to application of the Early Retirement Factor and subtraction of the Offset Amount, exceed 50% of his Final Pay.

      Non-Competition and Non-Solicitation. The SPP contains non-competition and non-solicitation provisions consistent with the Letter Agreement. Notwithstanding anything to the contrary in the SPP, if Mr. Lance violates the non-competition or non-solicitation restrictions in the SPP, then no benefit shall be paid to any person or entity under the SPP, or, if SPP payments have commenced as of the date of such violation, then payments shall cease immediately and no further SPP payments shall be made.

      Form and Timing of Benefits. The normal form of payment to Mr. Lance of his benefit under the SPP is a single life annuity for the life of Mr. Lance as described above; however, Mr. Lance may elect, subject to compliance with Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended from time to time, and certain other requirements, that his benefit under the SPP be paid to him or to him and his surviving spouse in any life annuity form (as defined in Section 409A) that is the actuarial equivalent (based on reasonable actuarial assumptions for purposes of Section 409A) of the benefit under the SPP payable as a single life annuity. In addition, payment of benefits under the SPP may be delayed for a reasonable period in certain circumstances.

      Funding. The SPP shall at all times be unfunded such that benefits under the SPP shall be paid solely from the general assets of Harris and/or the irrevocable rabbi trust to be established by Harris, as applicable, and Mr. Lance and/or his surviving spouse shall have only the rights of a general unsecured creditor of Harris with respect to any rights under the SPP. On the earlier of Mr. Lance’s termination date or the date Harris undergoes a change in control, Harris shall establish an irrevocable rabbi trust and contribute to the trust in cash or other liquid assets acceptable to the trustee the actuarially equivalent present value of (A) the total benefits expected to be paid to Mr. Lance and his beneficiaries under the SPP plus (B) the trust administration and trustee fees and expenses.

Item 9.01 Financial Statements and Exhibits.

      (d) Exhibits.

      The following exhibit is filed herewith:

10.1	Supplemental Pension Plan for Howard L. Lance, effective as of October 27, 2006, by and between Harris Corporation and Howard L. Lance. *

*	Management contract or compensatory plan or arrangement.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
By:	/s/ Scott T. Mikuen
	Name:	Scott T. Mikuen
	Title:	Vice President, Associate General Counsel and Corporate Secretary

Date: November 2, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Supplemental Pension Plan for Howard L. Lance, effective as of October 27, 2006, by and between Harris Corporation and Howard L. Lance. *

*	Management contract or compensatory plan or arrangement.